EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             PACIFIC CAPITAL BANCORP

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                                TABLE OF CONTENTS

Section                                                                     Page


1.         NAME; EXECUTIVE OFFICES                                             1
         1.1      Name of Corporation                                          1
         1.2      Principal Office                                             1
         1.3      Additional or New Offices                                    1

2.         MEETINGS OF THE SHAREHOLDERS                                        1
         2.1      Place of Meeting                                             1
         2.2      Annual Meetings                                              1
         2.3      Special Meetings                                             1
         2.4      Notice of Meetings                                           2
         2.5      Quorum Requirements                                          3
         2.6      Adjourned Meetings                                           3
         2.7      Voting Rights                                                3
         2.8      Voting by Proxy                                              3
         2.9      Inspectors of Election                                       3
         2.10     Shareholder Action Without a Meeting                         4
         2.11     Shareholder Proposals                                        6

3.         DIRECTORS OF THE CORPORATION                                        7
         3.1      Powers of Directors                                          7
         3.2      Number and Qualification of Directors                        7
         3.3      Election of Directors; Term                                  7
         3.4      Resignation and Removal of Directors                         8
         3.5      Vacancies on Board of Directors                              8
         3.6      Nomination of Directors                                      8
         3.7      Meetings of the Board of Directors                           9
         3.8      Director Action Without a Meeting                           10
         3.9      Committees of Directors                                     10

4.         OFFICERS OF THE CORPORATION                                        10
         4.1      Principal Officers                                          10
         4.2      Election; Qualification and Tenure                          11
         4.3      Subordinate Officers                                        11
         4.4      Resignation and Removal of Officers                         11
         4.5      Vacancies in Offices                                        11
         4.6      Responsibilities of Officers                                11

5.         COMPENSATION; INDEMNIFICATION                                      12
         5.1      Directors' Fees and Expenses                                12
         5.2      Compensation of Officers                                    13
         5.3      Indemnification of Agents                                   13

6.         CORPORATE RECORDS AND REPORTS                                      13
         6.1      Corporate Records                                           13
         6.2      Inspection of Books and Records                             13
         6.3      Annual Report to Shareholders                               14
         6.4      Financial Statements                                        14
         6.5      Audit                                                       14

7.         CERTIFICATES AND TRANSFER OF SHARES                                14
         7.1      Certificates for Shares                                     14
         7.2      Transfer of Shares on Books                                 15
         7.3      Lost or Destroyed Certificates                              15
         7.4      Transfer Agent and Registrars                               15

8.         GENERAL CORPORATE MATTERS                                          15
         8.1      Corporate Seal                                              15
         8.2      Record Date                                                 15
         8.3      Voting of Shares in Other Corporations                      15
         8.4      Definitions and Interpretation                              15

9.         AMENDMENT TO BYLAWS                                                15
         9.1      Amendments By Shareholders                                  15
         9.2      Amendment By Directors                                      16
         9.3      Record of Amendments                                        16


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1.       NAME; EXECUTIVE OFFICES

         1.1 Name of Corporation. The name of this Corporation is PACIFIC CAPITAL BANCORP.

         1.2 Principal Office. The Board of Directors shall designate the location of the principal executive office of the Corporation, which may be at any place within or without the State of California. If the principal executive office is located outside of California, and if the Corporation has one or more business offices in California, then the Board of Directors shall designate a principal business office in the State of California.

         1.3 Additional or New Offices. The Board of Directors may establish such branch or subordinate offices, or may relocate the Corporation's principal office, from time to time, at or to such locations as it determines to be appropriate.

2.       MEETINGS OF THE SHAREHOLDERS

         2.1 Place of Meeting. All meetings of the shareholders of this Corporation shall be held at such place within or without the State as may be designated from time to time by the Board of Directors.

         2.2 Annual Meetings. The annual meeting of the shareholders shall be held each year on the Tuesday following the fourth (4th) Monday of April, at 2:00 p.m., unless another date or time is fixed by resolution of the Board of Directors. However, if this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At each annual meeting, the shareholders shall elect a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

         2.3      Special Meetings.

                  2.3.1 Authorization to Call Special Meetings. The Chairperson of the Board, the President, the Board of Directors, any two or more members of the Board, or one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation, may call special meetings of the shareholders at any time for the purpose of taking any action permitted to be taken by the shareholders under the California General Corporation Law and the Articles of Incorporation.

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                  2.3.2  Procedure for Calling  Special  Meetings.  If a special meeting is called by any person other than the Board of Directors, the request for the special meeting, specifying the general nature of the business proposed to be transacted, shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the President, the Chairperson of the Board, any Vice-President or the Secretary of the Corporation. The officer receiving the request shall promptly cause notice of the meeting to be given in the manner provided by Section 2.4 of these Bylaws to the shareholders entitled to vote at the meeting. Any special meeting called for pursuant to this Section
2.3 shall be held not less than thirty-five (35) nor more than sixty (60) days following receipt of the request for the special meeting. If notice of the special meeting is not given to shareholders within twenty (20) days after the receipt of a request, the person(s) calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the California Superior Court as provided in Section 305(c) of the California General Corporation Law.

         2.4      Notice of Meetings.

                  2.4.1 Time of Notice. Notice of meetings, annual or special, shall be given in writing to each shareholder entitled to vote at such meeting by the Secretary or an Assistant Secretary, or if there be no such officers, by the Chairperson of the Board or the President, or in the case of neglect or refusal, by any person entitled to call a meeting, not less than ten (10) days (or, if sent by third class mail, thirty (30) days) nor more than sixty (60) days before the date of the meeting.

                  2.4.2 Procedure for Giving Notice. Written notice of the meeting shall be given either personally or by first class mail (or third class mail if the Corporation has shares held of record by 500 or more persons as of the record date for the meeting) or telegraphic or other means of written communication, charges prepaid, addressed to the shareholder at the address of the shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address for notice appears on the Corporation's books or has not been given, notice shall be deemed to have been given if sent to the shareholder in care of the Corporation's principal executive office or if published at least once in a newspaper of general circulation in the county in which the principal executive office of the Corporation is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice in accordance with the above provisions, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice. The giving of notice as provided by these Bylaws may be omitted only to the extent and in the manner expressly permitted by the California General Corporation Law.

                  2.4.3   Contents   of  Notice.   Notice  of  any   meeting  of
shareholders shall specify:

                           A. The place, the date and the hour of the meeting;

                           B. Those matters which the Board,  at the time of the
         mailing  of  the   notice,   intends  to  present  for  action  by  the
         shareholders;

                           C. If directors are to be elected, the names of nominees whom, at the time of the notice, management intends to present for election;

                           D.  The  general   nature  of  any   business  to  be
         transacted at a special meeting and that no other business shall be transacted;

                           E. The general nature of business to be transacted at any meeting, whether regular, annual or special, if such business relates to any proposal to take action with respect to the approval of
         (i) a contract or other transaction with an interested director, governed by Section 310 of the California General Corporation Law, (ii) an amendment of the Articles of Incorporation, (iii) the reorganization of the Corporation within the meaning of the California General Corporation Law, (iv) the voluntary dissolution of the Corporation, or
         (v) a plan of distribution in dissolution other than in accordance with the rights of any outstanding preferred shares as provided in California General Corporation Law Section 2007; and

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                           F. Such other  matters,  if any, as may be  expressly
         required by the California General Corporation Law.

         2.5 Quorum Requirements. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall be required for, and shall constitute a quorum at, all meetings of the shareholders for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         2.6      Adjourned Meetings.

                  2.6.1 Lack of Quorum. If a quorum is not present or represented at any meeting of the shareholders, the meeting may be adjourned by a majority vote of the shares entitled to vote who are present, either in person or by proxy, until such time as the requisite number of voting shares constituting a quorum is be present.

                  2.6.2 Notice of Adjourned Meeting. When a meeting is adjourned for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with the provisions of Section 2.4 of these Bylaws. Except as provided in this Section 2.6.2, it shall not be necessary to give any notice of the adjourned meeting, other than by announcement of the time and place thereof at the meeting, other than by announcement of the time and place thereof at the meeting at which the adjournment is taken, and the Corporation may transact at the adjourned meeting any business which might have been transacted at the original meeting.

         2.7      Voting Rights.

                  2.7.1  General  Voting  Rights.  Subject to the  provisions of
Section 702 through 706, inclusive, of the California General Corporation Law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date shall be entitled to vote at meetings of the shareholders. Except as provided in Section 2.7.3, below, every shareholder entitled to vote shall be entitled to one vote for each share held of record, and the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or by the Articles of Incorporation.

                  2.7.2 Voice Voting; Written Ballots. Voting at meetings of the shareholders may be by voice vote or by ballot except that, in any election of directors, voting must be by written ballot if voting by ballot is requested by any shareholder entitled to vote.

         2.8      Voting by Proxy.

                  2.8.1 Form and Use of Proxies. Every shareholder entitled to vote, or to execute consents, may do so either in person, by telegram, or by written proxy in a form as provided in, and executed in accordance with the applicable provisions of the California General Corporation Law. Proxies must be filed with the Secretary or an Assistant Secretary of the Corporation.

                  2.8.2 Validity of Proxies. The validity of a proxy tendered on behalf of a shareholder, and any revocation thereof, shall be determined in accordance with the provisions of Section 705 of the California General Corporation Law.

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         2.9 Inspectors of Election.  In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as Inspectors of Election at such meeting or any adjournment thereof. If no Inspectors of Election are appointed or if an appointment is vacated by an Inspector who fails to appear or fails or refuses to act, the Chairperson of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment or fill such vacancy at the meeting. The number of Inspectors shall be as prescribed by and shall have the duties set forth in Section 707(a) of the California General Corporation Law. Inspectors shall have the authority and duties set forth in Sections 707(b) and 707(c) of the California General Corporation Law.

         2.10     Shareholder Action Without a Meeting

                  2.10.1 Written Consents. Unless otherwise provided in the Articles of Incorporation, any action which may be taken at any annual or special meeting of the shareholders, other than the election of directors, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote thereon were present and voted.

                  2.10.2 Notice of Written Consent. Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice of any corporate action approved by shareholders without a meeting by less than unanimous written consent shall be given, in accordance with Section 601(b) of the California General Corporation Law, to those shareholders entitled to vote who have not consented in writing. Such notice must be given at least ten (10) days before the consummation of any action authorized by such approved if the action involves (i) a contact or other transaction with an interested director, governed by Section 310 of the California General Corporation Law, (ii) the indemnification of any present or former agent of the Corporation within the meaning of Section 317 of the California General Corporation Law, (iii) any reorganization within the meaning of the California General Corporation Law, or
(iv) a plan of distribution in dissolution other than in accordance with the rights of any outstanding preferred shares as provided in California General Corporation Law Section 2007.

                  2.10.3 Election of Directors by Written Consent. A director may be elected at any time to fill a vacancy (other than a vacancy resulting from the removal of a director) not filled by the Board by written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors, and any required notice of such election shall promptly be given as provided in Section 2.10.2, above. Directors may not otherwise be elected without a meeting unless a consent in writing, setting forth the action so taken, is signed by all of the persons who would be entitled to vote for the election of directors.

                  2.10.4 Solicitation of Consents. In order that the shareholders have an opportunity to receive and consider the information germane to making an informed judgement as to whether to give a written consent, no corporate action to be taken by written consent shall be effective until the later of (a) twenty (20) days after the date of the commencement of a solicitation (as such term is defined in Rule 14a-1 promulgated under the Securities Exchange Act of 1934, as amended) of consents, and (b) such date as may be specified in the proxy statement or information statement furnished in connection with the solicitation; provided that the foregoing shall not apply to any correspondence of not more than ten (10) persons. For purposes of this
Section 2.10, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing information required by law is first furnished to the shareholders.

                  2.10.5 Duration of Consents. Consents to corporate action (a) shall be effective only on delivery to the Corporation of the original or a certified copy of the consent and (b) shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in this Section 2.10.

                  2.10.6 Revocation of Consents. Consents may be revoked at any time prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation. Consents may be revoked by written notice delivered to any of (a)

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the  Corporation,  (b) the  shareholder or shareholders  soliciting  consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the "Soliciting Shareholders"), or (c) a proxy solicitor or other agent designated by the Corporation or the Soliciting Shareholders. A revocation of a consent shall be effective upon receipt by the applicable person.

                  2.10.7 Inspectors of Election. Within three (3) business days after the delivery of any consents to the Corporation or the determination by the Board of Directors that the Corporation should seek corporate action by written consent, as the case may be, the Secretary shall engage independent inspectors of elections (the "Inspectors") for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation.

                  2.10.8 Procedures for Counting. Consents and revocations shall be delivered to the Inspectors upon receipt by the Corporation, the Soliciting Shareholders or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the Inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The Inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Shareholder or their representatives or any other entity except in connection with the Preliminary Report or the Final Report. As soon as practicable after the earlier of (a) sixty (60) days after the date of the earliest dated consent delivered to the Corporation or (b) a written request therefor by the Corporation or the Soliciting Shareholders (whichever is soliciting consents) (which request may be made no earlier than twenty (20) days after the commencement of the applicable solicitation of consents, except in the case of corporate action by written consent taken pursuant to solicitation of not more than ten (10) persons), notice of which request shall be given to the party opposing the solicitation of consents, if any, the Inspectors shall issue a preliminary report (the "Preliminary Report") to the Corporation and the Soliciting Shareholders stating: (i) the number of valid consents; (ii) the number of valid revocations;
(iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; and (vii) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents. Any request delivered by the Corporation or the Soliciting Shareholders under this Section shall state that the requesting party has a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these By-Laws.

                  2.10.9 Inspectors' Final Report. Unless the Corporation and the Soliciting Shareholders shall agree to a shorter or longer period, the Corporation and the Soliciting Shareholders shall have forty-eight (48) hours after the Inspectors' delivery of the Preliminary Report to review the Preliminary Report and copies of the consents and revocations and to advise the Inspectors and the opposing party in writing as to whether they intend to challenge the Preliminary Report of the Inspectors. If no written notice of an intention to challenge the Preliminary Report is received within such 48-hour period, the Inspectors shall issue to the Corporation and the Soliciting Shareholders their final report (the "Final Report") containing the information from the Inspectors, determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Corporation or the Soliciting Shareholders issue written notice of an intention to challenge the Inspectors' Preliminary Report within such 48-hour period, a challenge session shall be scheduled by the Inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the Inspectors shall as promptly as practicable issue their Final Report to the Soliciting Shareholders and the Corporation. The Final Report shall contain the information included in the Preliminary Report, plus all changes, if any, in the vote total as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the Final Report of the Inspectors shall be included in the Corporation's records in which the proceedings of meetings of shareholders are maintained.

                  2.10.10 Further Review. If the Inspectors state in the Final Report that the requisite number of valid and unrevoked consents was not obtained to authorize or take the action specified in the consents, the party soliciting the consents thereafter may make one additional request in accordance with the provisions of Section 2.10.8 hereof that the Inspectors again review the consents and revocations and issue a further Preliminary Report and Final Report.

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                  2.10.11 Notice to  Shareholders.  The  Corporation  shall give prompt notice to the shareholders of the results of any consent solicitation or the taking of the corporate action without a meeting and by less than unanimous written consent.

                  2.10.12 Content of Consents; Delivery of Consents. Each written consent shall bear the date of signature of each shareholder who signs the consent and a clear statement of the name of the shareholder who signs the consent. Consents and revocations of consent shall be delivered to the Corporation or any other person by hand or by certified or registered mail, return receipt requested. Subject to the provisions of Section 2.10.4 hereof, consents and revocations of consent shall be effective upon receipt. other notices and requests delivered under this Section 2.10 may be delivered personally, by facsimile or other form of electronic transmission that provides for confirmation of receipt, or by certified or registered United States mail, return receipt requested, and, if properly addressed, shall be deemed delivered
(a) on the date of delivery, if delivery was made personally or by transmission by facsimile or other form of electronic transmission, or (b) on the fifth (5th) business day after the date on which deposited with the United States Postal Service.

                  2.10.13 Severability.  Each term and provision of this Section
2.10 shall be valid and enforceable to the fullest extent permitted by law. If independent counsel to the Corporation delivers to the Corporation a written opinion stating, or a court of competent jurisdiction determines, that this
Section 2.10, or any portion thereof, or the application thereof to any person or circumstance is illegal or unenforceable with respect to any corporate action to be taken by written consent for which a consent has been delivered to the Corporation, then this Section 2.10, or such portion thereof, as the case may be, shall after the date of such delivery of such opinion or such determination be null and void in total or with respect to such person or circumstance, as the case may be, and the remainder of this Section 2.10 or the application thereof to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

         2.11     Shareholder Proposals

                  2.11.1 Annual Meeting. At any annual meeting of Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. The provisions of this Section 2.11.1 shall control the determination of whether a proposal by any Shareholder, in his or her capacity as a Shareholder, for action by the Shareholders of the Corporation has been properly brought before the annual meeting.

                           A. Nomination of Directors. All nominations by shareholders of persons to be elected as Directors of the Corporation shall be made in accordance with the provisions of Section 3.6 of these Bylaws.

                           B. Submission of Proposal. To be properly brought before an annual meeting of shareholders, any proposal for action by the shareholders, other than the nomination of any person for election as a Director, submitted by a shareholder of the Corporation must be made in writing, must be timely delivered to the Secretary of the Corporation at its principal place of business and must otherwise be a proper matter for shareholder action. To be timely delivered, a shareholder's proposal must be delivered to the Secretary of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely delivered the proposal must be delivered (i) not earlier than the close of business on the 120th day prior to such annual meeting and (ii) not later than the close of business on the later of
         (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting or the adjournment of an annual meeting commence a new time period for delivery of a shareholder's proposal.

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                  2.11.2 Special  Meetings of  Shareholders.  Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

                  2.11.3 Content of Submission. A shareholder's notice to the Secretary of the Corporation requesting that a proposal for action be submitted for consideration at any meeting of shareholders shall set forth as to the matter which the shareholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (c) the class and number of shares of stock of the Corporation owned by the shareholder beneficially and of record; (d) any material interest of the shareholder in the business proposed to be brought before the meeting; and (e) any other information that is required by law to be provided by the shareholder in the shareholder's capacity as a proponent of the proposal.

                  2.11.4 Number of Proposals. No shareholder, other than the shareholder(s) on whose behalf the meeting is noticed and called, may submit more than one (1) proposal for consideration at any one (1) meeting of the shareholders of the Corporation.

                  2.11.5 Federal Rules. Nothing in this Section shall be deemed to limit or waive the application of, or the need for any shareholder to comply with, any of the provisions of Section 14 of the Securities Exchange Act of 1934 and the Rules promulgated thereunder applicable to the inclusion of any shareholder proposal in any proxy statement or form of proxy used by the Corporation in connection with any meeting of shareholders. Nothing in this Bylaw shall be deemed to affect the rights of any shareholder to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                  2.11.6 Chairperson's Statement. The Chairperson of the meeting shall have the authority to determine and declare to the meeting whether any business proposed to be brought before the meeting was properly brought before the meeting in accordance with the provisions of this Section 2.11 and, if any proposed business is not in compliance with this Section 2.11, to declare that such defective proposal shall be disregarded.

                  2.11.7 Public Announcement. For purposes of this Section 2.11, "public announcement" shall mean the disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934.

3.       DIRECTORS OF THE CORPORATION

         3.1 Powers of Directors. Subject to the limitations of the Articles of Incorporation, the Bylaws, and the California General Corporation Law as to action requiring the authorization or approval of the shareholders, the outstanding shares, or less than a majority vote of the preferred shares, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors. The Board may delegate the management of the day-to-day operation of the business to a management company or other person, provided that the business and the affairs of the Corporation shall be managed, and all corporation powers shall be exercised under, the ultimate direction of the Board.

         3.2      Number and Qualification of Directors.

                  3.2.1 Authorized Number. The number of directors who may be authorized to serve on the Board of Directors of the Corporation shall be no less than nine (9) nor more than seventeen (17). Until a different number within the foregoing limits is specified in an amendment to this Section 3.2.1 duly adopted by the Board of Directors or the shareholders, the exact number of authorized directors shall be fifteen (15).

                  3.2.2 Change in Authorized Number. Within the limits specified in Section 3.2.1, above, a change in the exact number of authorized directors of the Corporation may be made by an amendment to said Section 3.2.1 duly approved by the Board of Directors or the shareholders. A change in the minimum or maximum number of directors who may be authorized to serve on the Board of Directors, or a change from a variable to a fixed Board, may be made only by amendment of the Articles of Incorporation or by a Bylaw amending this Section

3.2 duly adopted by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote. Unless the Corporation then has less than three (3) shareholders of record, the authorized number of directors shall not be reduced below three (3), and no Bylaw or amendment of the Articles reducing the authorized number of directors to less than five (5) shall be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

         3.3      Election of Directors; Term.

                  3.3.1 Term of Office. The directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

                  3.3.2 Reduction in Number of Directors. No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of that director's term of office.

         3.4      Resignation and Removal of Directors.

                  3.4.1 Resignation. Any director may resign by giving written notice of resignation to the Chairperson of the Board, if any, or to the President, the Secretary or the Board of Directors. If any director tenders a resignation to take effect at a future time, the Board or the shareholders shall have the power to elect a successor to take office at such time as the resignation shall become effective.

                  3.4.2  Removal.   The  entire  Board  of  Directors,   or  any
individual director, may be removed from office in the manner provided by the California General Corporation Law.

         3.5      Vacancies on Board of Directors.

                  3.5.1 Events Creating Vacancies. A vacancy in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of Court or convicted of a felony, if the authorized number of directors is increased, or if the shareholders shall fail, either at a meeting at which an increase in the number of directors is authorized or at an adjournment thereof, or at any other time, to elect the full number of authorized directors.

                  3.5.2 Filling of Vacancies on Board. Vacancies in the Board of Directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified. A vacancy created by the removal of a director may be filled only by a vote of the majority of the shares entitled to vote at a duly held meeting of the shareholders. The shareholders may at any time elect directors to fill any other vacancies not filled by the directors and any such election made by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

         3.6      Nomination of Directors.

                  3.6.1 Authority to Make Nominations. Nominations for directors may be made by the Board of Directors or by any holder of record of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors.

                  3.6.2 Nomination Procedure. At annual meetings and special meetings of the shareholders called by the Board of Directors, nominations for directors, other than those approved by the Board of Directors of the Corporation, shall be made in writing and shall be delivered or mailed to the Secretary of the Corporation at its principal place of business not less than fourteen (14) days nor more than fifty (50) days prior to scheduled date of the meeting; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to the shareholders, such nominations shall be mailed or delivered to the Secretary of the Corporation not later than the close of business on the seventh (7th) day following the day on which notice of the meeting was mailed to the shareholders. Any such notification shall (a) be accompanied by a written statement signed and acknowledged by the nominee consenting to his or her nomination and agreeing to serve as director if elected by the shareholders, and (b) shall contain the following information, to the extent known to the nominating shareholder:

                           A. The name and address of each proposed nominee;

                           B. The total number of shares of capital stock of the Corporation expected to be voted for each proposed nominee;

                           C. The principal occupation of each proposed nominee;

                           D. The name and residence address of the nominating shareholder; and

                           E. The number of shares of capital stock of the Corporation owned by the nominating shareholder.

                  3.6.3 Defective Nominations. Nominations not made in accordance with this Section 3.6 may be disregarded by the Chairperson of the meeting, at his or her discretion, and upon the instructions of the Chairperson, the inspectors of the election may disregard any votes cast for any such nominee.

                  3.6.4 Exceptions. The provisions of this Section 3.6 shall apply only to nominations for directors who are to be elected at the annual meeting or any special meeting of shareholders called by the Board of Directors, and this Section shall not apply to (a) nominations for directors who are to be elected at a special meeting of shareholder properly called by the shareholders at which directors are to be elected pursuant to Section 305 of the California Corporations Code to fill a vacancy on the Board of Directors, or (b) the election of directors by the written consent of the shareholders pursuant to
Section 603 of the California Corporations Code.

         3.7      Meetings of the Board of Directors.

                  3.7.1 Place of Meeting. Meetings of the Board of Directors shall be held at the principal executive office of the Corporation, or at such other place as may be designated from time to time by resolution of the Board of Directors or as may be designated in the notice of the meeting.

                  3.7.2 Annual Meetings. An annual meeting of the Board of Directors shall be held without notice at the place of the annual meeting of shareholders immediately following the adjournment of the annual shareholders meeting for the purpose of organizing the Board, electing any officers desired to be elected, and transacting such other business as may properly come before the meeting.

                  3.7.3 Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without notice at such time as may be designated from time to time by resolution of the Board of Directors.

                  3.7.4    Special Meetings; Notices.

                           A. Special meetings of the Board of Directors may be called for any purpose at any time by the Chairperson of the Board, the President, the Secretary, or by any two (2) directors.

                           B. Notice of the time and place of special meetings shall be delivered or communicated personally to each director by telephone, or by telegraph or mail, charges prepaid, addressed to each director at the address of that director as it is shown upon the records of the Corporation, or if such address is not readily ascertainable, at the place in which the meetings of the directors are regularly held. Notice by mail shall be deposited in the United States mail at least four (4) days prior to the scheduled time of the meeting and shall be deemed given when so deposited. Notice by telegraph shall be delivered to the telegraph company at least forty-eight (48) hours prior to the scheduled time of the meeting and shall be deemed given when so delivered. Should notice be delivered personally or by telephone, it shall be so delivered at least twenty-four (24) hours prior to the scheduled time of the meeting. Notice given by mail, telegraph or by delivery in person within the time provided by this Section shall be due, legal and personal notice to the director to whom it is directed. Any oral notice given within the time provided by this Section shall be due, legal and personal notice if communicated to a person at the office of the director for whom intended in the reasonable belief that such person will promptly communicate such notice to that director.

                  3.7.5 Conference Telephone Meetings. Any meeting, regular or special, may be held by conference telephone or similar communications equipment as long as all directors participating in the meeting can hear one another, and any such participation shall constitute presence in person at the meeting.

                  3.7.6 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as action taken at a meeting regularly called and noticed if all the directors are present and sign a written waiver of notice and consent to holding such meeting, or if a majority of the directors are present and all directors either before or after the meeting, sign a written waiver of notice, or a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be given to a director who attends the meeting without protesting the lack of notice to such director, either prior thereto or at the commencement of such meeting.

                  3.7.7 Quorum Requirements. A majority of the exact number of authorized directors fixed in, or by the Board of Directors pursuant to Section 3.2.1, shall be necessary to constitute a quorum for the transaction of business (other than to adjourn) and the action of a majority of the directors present at a meeting duly held at which a quorum is present shall be valid as the act of the Board of Directors unless a greater number is required by the Articles of Incorporation, these Bylaws, or the California General Corporation Law. A meeting at which a quorum initially is present may continue to transact business, notwithstanding the withdrawal of one or mare directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

                  3.7.8 Adjourned Meetings. A majority of the directors present, whether or not a quorum, may adjourn from time to time by fixing a new time and place prior to taking adjournment, but if any meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given, prior to the reconvening of the adjourned meeting, to any directors not present at the time the adjournment was taken.

         3.8 Director Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Each such written consent shall be filed with the minutes of the proceedings of the Board, and shall have the same force and effect as a unanimous vote of the directors.

         3.9      Committees of Directors.

                  3.9.1 Appointment of Committees. The Board of Directors, by resolutions adopted by a majority of the authorized number of directors, may establish one or more committees (including specifically but without limitation an Executive Committee and an Audit Committee), each consisting of two or more directors, to serve at the pleasure of the Board, and may designate one or more alternate directors to replace any absent committee members at any meeting of a committee. The Board of Directors may delegate to any such committee any of the powers and authority of the Board of Directors in the business and affairs of the Corporation, except those powers specifically reserved to the Board of Directors by the provisions of Section 311 of the California General Corporation Law.

                  3.9.2 Meetings and Actions of Committees. Meetings of committees shall be held and actions of committees shall be taken in the same manner as is provided by these Bylaws for meetings of directors, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by the members of the committee. Alternate committee members shall be entitled to attend all committee meetings and to receive notice of special meetings of the committee. The Board of Directors may adopt rules for the governing of any committee not inconsistent with the provisions of these Bylaws.

4.       OFFICERS OF THE CORPORATION

         4.1 Principal Officers. The principal officers of the Corporation shall consist of a President, a Secretary and a Chief Financial Officer. At the discretion of the Board of Directors, the Corporation may also appoint a Chairperson of the Board, a Vice Chairperson of the Board, one or more Vice-Presidents or Assistant Vice-Presidents, and such subordinate officers pursuant to Section 4.3 of these Bylaws.

         4.2      Election; Qualification and Tenure.

                  4.2.1 Election of Officers. After their election, the Board of Directors shall meet and organize by electing a President, a Secretary and a Chief Financial Officer, who may be, but need not be, members of the Board of Directors, and such additional officers provided by these Bylaws as the Board of Directors shall determine to be appropriate. Any two or more offices may be held by the same person.

                  4.2.2 Term of Employment. Each officer of this Corporation shall serve at the pleasure of the Board of Directors, subject, however, to any rights of an officer under any contract of employment with the Corporation.

         4.3 Subordinate Officers. Subordinate officers, including Assistant Secretaries, Treasurers and Assistant Treasurers, and such other officers or agents as the business of the Corporation may require, may from time to time be appointed by the Board of Directors, the President, or by any officer empowered to do so by the Board of Directors, and shall have such authority and shall perform such duties as are provided in the Bylaws or as the Board of Directors or the President may from time to time determine.

         4.4      Resignation and Removal of Officers.

                  4.4.1 Removal. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in the case of an officer appointed by the Board of Directors, by any officer upon whom the power of removal has been conferred by the Board of Directors.

                  4.4.2 Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary or an Assistant Secretary of the Corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

                  4.4.3 Contractual Obligations. The resignation or removal of an officer shall not prejudice the rights of the Corporation or of the officer under any contract of employment between the officer and the Corporation.

         4.5 Vacancies in Offices. Any vacancy in an office occurring because of death, resignation, removal, disqualification or any other cause may be filled by the Board of Directors at any regular or special meeting of the Board, or in such manner as may otherwise be prescribed in the Bylaws for regular appointment to the vacant office.

         4.6      Responsibilities of Officers.

                  4.6.1 Chairperson of the Board. The Chairperson of the Board, if there be one, shall, when present, preside at all meetings of the shareholders and of the Board of Directors, and shall have such other powers and duties as from time to time shall be prescribed by the Board of Directors. If there is no President, the Chairperson of the Board, if any, shall be the Chief Executive Officer and general manager of the Corporation and shall have the powers and duties prescribed in Section 4.6.2, below.

                  4.6.2 President. The President shall be the general manager of the Corporation and, subject to the control of the Board of Directors, shall be the chief executive officer of the Corporation and shall have general supervision, direction and control of the business and officers of the Corporation. In the absence of the Chairperson of the Board, or if there be none, the President shall preside at all meetings of the shareholders and of the Board of Directors, but shall have no vote at any such meetings unless the President is also a director. The President shall have the general powers and duties of management customarily vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors.

                  4.6.3 Vice-Presidents. In the absence or the disability of the President, and the Chairperson of the Board, if any, the Vice-Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the President, shall perform the duties and exercise the powers of the President and when so acting shall have all of the powers of and shall be subject to all of the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors and the President shall prescribe.

                  4.6.4 Secretary. The Secretary shall have such powers and shall perform such duties as may be prescribed by the Board of Directors and the President and shall, in addition:

                           A. Keep, or cause to be kept, at the principal executive office or such other place as the Board of Directors may order, a book of all minutes of all of the proceedings of its shareholders and the Board of Directors and committees of the Board, with the time and place of holding of meetings, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof;

                           B. Keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent, at share register or a duplicate share register, showing classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation; and

                           C. Give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given; and

                           D. Keep the seal of the Corporation if one be adopted, and affix the seal to all documents requiring a seal.

                  4.6.5 Assistant Secretary. The Assistant Secretary, if provided for and appointed, shall have all the rights, duties, powers and privileges of the Secretary and may act in the place and stead of the Secretary whenever necessary or desirable.

                  4.6.6 Chief Financial Officer. The Chief Financial Officer shall have such powers and perform such duties as may be prescribed by the Board of Directors and the President and shall, in addition:

                           A. Keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares;

                           B. Deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors; and

                           C.  Disburse the funds of the  Corporation  as may be
         ordered by the Board of Directors, and render to the President and the directors, whenever they so request, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation.

5.       COMPENSATION; INDEMNIFICATION

         5.1      Directors' Fees and Expenses.

                  5.1.1 Compensation. Directors and committee members may receive such compensation, if any, for their services, and may be reimbursed for expenses incurred by them on behalf of the Corporation, in the manner and to the extent provided in resolutions duly adopted by the Board of Directors.

                  5.1.2  Officer  Compensation.   This  Section  5.1  shall  not
preclude any director from also serving as an officer, employee or agent of the Corporation and receiving compensation from the Corporation for such services.

         5.2 Compensation of Officers. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors or by the President, subject to any rights of the officer pursuant to any employment contract between that officer and the Corporation.

         5.3      Indemnification of Agents.

                    5.3.1 Right to Indemnify. The Corporation shall have the power and authority to indemnify any director, officer, committee member or other representative, employee or agent of the Corporation (as that latter term is defined in Section 317 of the California General Corporation Law) in the manner and to the extent provided in Section 317 of the California General Corporation Law. The indemnification provided for by this Section shall not be deemed exclusive of any other rights which those seeking indemnification may have including, but not limited to, any rights granted under any agreement, insurance policy, or a vote of shareholders or disinterested directors.

                    5.3.2 Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any of its directors, officers, employees or agents insuring against liability asserted against or incurred by any such person in such capacity, whether or not the Corporation would be empowered to indemnify such person under the provisions of this Section 5.

6.       CORPORATE RECORDS AND REPORTS

         6.1 Corporate Records. The Corporation shall keep and maintain all of the books and records required by this Section 6.1.

                  6.1.1 Record of Shareholders. A record of shareholders of the Corporation, giving the names and addresses of all shareholders and the number and class of shares held by each of them, shall be kept at the Corporation's principal executive office, or at the office of its transfer agent or registrar if one be appointed. The records of the Corporation's shareholders shall be open to the shareholders for inspection in the manner and to the extent provided by
Section 1600 of the California General Corporation Law.

                  6.1.2 Corporate Bylaws. The original or a copy of these Bylaws, as amended to date, shall be kept at the principal executive office of the Corporation or, if such office is not in the State of California, at its principal business office in California, and shall be open to inspection by the shareholders at any reasonable time during regular business hours. If the Corporation has no principal executive or business office in California, the Secretary shall furnish a copy of the Bylaws, as amended to date, to any shareholder who makes a written request to inspect the Bylaws.

                  6.1.3 Minutes and Accounting Records. Accounting books and records of the business and properties of the Corporation, and minutes of the proceedings of its shareholders, the Board of Directors and its committees shall be kept at the principal executive office of the Corporation or at such other location as may be fixed by the Board of Directors from time to time. All such minutes, accounting books and records shall be open to inspection upon the written request of a shareholder at any reasonable time during regular business hours for a purpose reasonably related to the interests of the requesting shareholder in accordance with the provisions of Section 1601 of the California General Corporation Law.

         6.2      Inspection of Books and Records.

                  6.2.1 Inspection by Directors. Every director shall have the absolute right to inspect all books, records and documents of the Corporation and each of its subsidiaries, and to inspect their respective properties, in the manner provided by Section 1602 of the California General Corporation Law.

                  6.2.2 Exercise of Inspection Right. Shareholders and directors may exercise their right of inspection either in person or by an agent or attorney acting on their behalf. The right to inspect any records or books of the Corporation shall include also the right to copy and to make extracts of such books and records.

         6.3 Annual Report to Shareholders. For so long as the Corporation shall have more than 100 shareholders of record (determined as provided in Section 605 of the General Corporation Law), the Board of Directors of the Corporation shall cause an annual report to be prepared and delivered to shareholders in accordance with the provisions of Section 1501 of the California General Corporation Law, within the time frame required by that Section. If no annual report for a previous fiscal year was sent to shareholders, the Corporation shall, upon the written request of any shareholder made more than 120 days after the close of that fiscal year, deliver or mail to the person making the request within 30 days thereafter the financial statements required by Section 1501(a) of the California General Corporation Law.

         6.4      Financial Statements.

                    6.4.1 Right to Obtain Financial Statement. Upon the written request of any one or more shareholders holding at least five percent (5%) of the outstanding shares of any class of its stock, the Corporation shall furnish an income statement for the Corporation's most recent fiscal year ended more than one hundred and twenty (120) days prior to the date of the request, and for the most recent interim quarterly or semiannual period ended more than thirty
(30) days prior to the date of the request. The Chief Financial Officer shall cause the requested income statements to be prepared, if not previously prepared, and delivered to any requesting shareholder entitled to do so within thirty (30) days after receipt of any such request.

                    6.4.2 Contents of Financial Statement. If an annual report for the last fiscal year has not been sent to shareholders, the income statement prepared by the Corporation at the request of shareholders entitled to do so shall be accompanied by a balance sheet as of the end of that period and a statement of changes in financial position for the fiscal year.

         6.5 Audit. The quarterly income statements and balance sheets referred to in Sections 6.3 and 6.4, above, shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or by a certificate of an authorized officer of the Corporation that the income statements and balance sheets were prepared without audit from the books and records of the Corporation.

7.       CERTIFICATES AND TRANSFER OF SHARES

         7.1      Certificates for Shares.

                  7.1.1 Form of Certificate. Certificates for shares shall be in such form as the Board of Directors may prescribe, certifying the number of shares and the classes or series of shares owned by the shareholder, and containing a statement setting forth the office or agency of the Corporation from which the shareholder may obtain, upon request and without charge, a copy of the statement of any rights, preferences, privileges, and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof, and any other legend or statement as may be required by Section 418 of the California General Corporation Law and the Federal and California corporate securities laws. Notwithstanding the foregoing provisions of this Section 7.1.1 the Board of Directors may adopt a system of issuance, recordation and transfer of the Corporation's shares by electronic or other means not involving any issuance of certificates, provided such system complies with the California General Corporation Law.

                  7.1.2 Officer Signatures. Every certificate for shares shall be signed in the name of the Corporation by the Chairperson of the Board or by the President or Vice-President and the Chief Financial Officer or Assistant Chief Financial Officer or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be by facsimile.

         7.2 Transfer of Shares on Books. Upon surrender to the Secretary or an Assistant Secretary or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         7.3 Lost or Destroyed Certificates. A new certificate may be issued without the surrender and cancellation of a prior certificate that is lost, apparently destroyed or wrongfully taken when: (a) the request for the issuance of a new certificate is made within a reasonable time after the owner of the prior certificate has notice of its loss, destruction or theft; and (b) such request is received by the Corporation prior to its receipt of notice that the prior certificate has been acquired by a bona fide purchaser; and (c) the owner of the prior certificate gives an indemnity bond or other adequate security sufficient in the judgment of the Board of Directors to indemnify the Corporation against any claim, expense or liability resulting from the issuance of a new certificate. Upon the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104, 8404 and 8405 of the California Commercial Code.

         7.4 Transfer Agent and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be banks or trust companies, either domestic or foreign, at such times and places as the Board of Directors determines to be appropriate.

8.       GENERAL CORPORATE MATTERS

         8.1 Corporate Seal. The Board of Directors may, in its discretion, adopt a corporate seal, circular in form and having inscribed thereon the name of the Corporation and the date and state of its incorporation.

         8.2 Record Date. The Board of Directors may fix, in advance, a record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders, to consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or other distribution or allotment of any right, to exercise rights with respect to any change, conversion or exchange of shares, or to exercise any rights with respect to any other lawful action. The record date so fixed shall not be more than sixty (60) days prior to any event for the purpose for which it is fixed, and shall not be less than ten (10) days prior to the date of any meeting of the shareholders. If no such record date is fixed by the Board of Directors, then the record date shall be that date prescribed by Section 701 of the California General Corporation Law.

         8.3 Voting of Shares in Other Corporations. Shares standing in the name of this Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the Corporation by the President or, if he is unable or refuses to act, by a Vice-President or by such other person as the Board of Directors may designate.

         8.4 Definitions and Interpretation. Unless the context requires otherwise, these Bylaws and the words and phrases included in them shall be construed and interpreted in accordance with the general provisions, rules of construction and definitions in the California General Corporation Law. Unless expressly provided otherwise, every reference in these Bylaws to the provisions of the California General Corporation Law shall refer to such provisions as they exist from time to time, or to any successor provision thereto.

9.       AMENDMENT TO BYLAWS

         9.1 Amendments By Shareholders. These Bylaws may be repealed or amended, or new Bylaws may be adopted, by the affirmative vote of a majority of the outstanding shares entitled to vote, subject, however, to the restrictions on such amendments imposed by the California General Corporation Law, other applicable state or federal law, the Articles of Incorporation, or other provisions of these Bylaws.

         9.2 Amendment By Directors. Subject to the right of shareholders as provided in Section 9.1 to adopt, amend or repeal Bylaws, and subject to Section 212 of the California Corporations Code, the Board of Directors may adopt, amend or repeal Bylaws; provided, however, that no Bylaw or amendment changing the maximum or minimum number of directors of the Corporation, or changing the number of authorized directors from a fixed to a variable number or vice versa, shall be adopted other than in the manner provided by Section 3.2 of these Bylaws.

         9.3 Record of Amendments. Any amendment or new Bylaw adopted by the shareholders or the Board of Directors shall be copied in the appropriate place in the minute book with the original Bylaws, and the repeal of any Bylaw shall be entered on the original Bylaws together with the date and manner of such repeal. The original or a copy of the Bylaws as amended to date shall be open to inspection by the shareholders at the Corporation's principal office in California at all reasonable times during office hours.

                            CERTIFICATE OF SECRETARY

KNOW ALL PERSONS BY THESE PRESENTS:

         The undersigned, being the Secretary of PACIFIC CAPITAL BANCORP, a California corporation (the "Corporation"), does hereby certify that the foregoing Amended and Restated Bylaws were duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on the 25th day of April, 2000, and accurately reflect all amendments of the Bylaws that were adopted on or before such date.

         IN WITNESS WHEREOF, the undersigned has executed this certificate and affixed the seal of the Corporation on this 25th day of April, 2000.

                                           -----------------------------------
                                           Jay D. Smith, Corporate Secretary


                                     (SEAL)